UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST III, INC.

(Name of Registrant as Specified in its charter)

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KBS REIT III Scan the code Scan the code with your phone’s camera to hear an important message from KBS YOUR VOTE IS IMPORTANT -Vote Your Shares Today! Proposals related to NAV conversion and potential enhanced liquidity for stockholders. Dear Stockholder, Your participation is needed to approve KBS REIT III’s proposals outlined in the proxy materials enclosed. Now is the time to take an active role in our annual meeting of stockholders to be held on April 7, 2020. Whether or not you plan to attend, your vote is very important to the success of this meeting. If we do not reach quorum in advance of our meeting, it may be necessary to adjourn and reschedule the meeting, incurring additional costs and diverting management resources. The Board needs your vote! If you would like further explanation of the key proposals, please visit proxy.kbs.com. If you need assistance with voting or have misplaced your proxy materials, feel free to call our proxy help line (Mon-Fri 9:00 AM to 9:00 PM ET) toll free at 1 (855) 643-7458. Four Ways to Vote online Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Go to: www.proxyvote.com Mail Mark, sign and date your ballot and return it in the postage-paid envelope provided. Phone Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. If you do not have your control number readily available, please call 1-(855) 643-7458 (Mon-Fri 9:00 AM to 9:00 PM ET) for assistance. QR Code Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.